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                EXHIBIT 2.2: SUBSCRIPTION AGREEMENT AND STATEMENT
                       OF A SOPHISTICATED PRIVATE INVESTOR

                             SUBSCRIPTION AGREEMENT


SUPPLY CHAIN SERVICES INC.
8/F Guangdong Textile Centre
22 Minden Avenue
Tsimshatsui, Kowloon
Hong Kong

Ladies and Gentlemen:

         The undersigned is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe 700,000 shares of common stock, par value $.0001 ("Common Stock"), of Supply Chain Services Inc. (the "Company") for $140,000 USD (the "Offer"). The undersigned understands that the shares are being issued pursuant to the exemption from regulation requirements of the Securities Act of 1933, as amended (the "Act"), provided by
Section 4(2) or Rule 505 of such Act promulgated hereunder. As such, the shares are "restricted securities".

         1.       Subscription.

                  Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase 700,000 shares of common stock for an aggregate purchase price of $140,000. If the Offer is accepted, the shares shall be paid for by the delivery of $140,000 by cash, check or money order payable to the order of the Company (or to such account or entity as may be designated by the Company), which is being delivered contemporaneously herewith.

         2.       Conditions to Offer.

                  The Offer is made subject to the following conditions: (i) that you shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents necessary to become a shareholder in the Company.

                 Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.

         3.       Representations and Warranties of the Undersigned.

                  The undersigned, hereby represents and warrants to and covenants with the Company and to each officer, director, principal, controlling person, employee and agent of the Company that:

                  (a) he is a "sophisticated investor" for purposes of U.S. common law, which may include, but is not limited to, the following criteria:

                  (i) the undersigned has significant knowledge and experience in financial matters, and is thus able to personally evaluate

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                           the merits and risks involved in making the Offer for
                           subscription;

                  (ii) the undersigned has had access to such financial and other information, including the EDGAR filings by the Company and has had an opportunity to discuss any questions or concerns with the Company and receive answers thereto, as he deems necessary in connection with his decision to participate in the Subscription Agreement; and

                  (iii)    the undersigned has a significant personal net worth.

                  (b) he is purchasing the Common Stock pursuant to the Offer as "restricted securities," and as such, the undersigned represents and warrants that he will offer, resell, pledge or otherwise transfer the Common Stock pursuant to the Offer only (A) pursuant to an exemption from, or in a transaction not subject to the registration requirements under, the Securities Act (and based upon an opinion of counsel if the Company so requests) or (B) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction; and

                  (c) he is purchasing the shares for its own account, and will not purchase the shares with a view to, or for resale in connection with, any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

         4.       Registration and Resale of Common Stock.

                  The undersigned understands that the shares shall contain the following legend:

                  "THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THESE SHARES REPRESENTS THAT HE IS A "SOPHISTICATED INVESTOR" FOR PURPOSES OF THE SECURITIES ACT, ACKNOWLEDGES THAT HE IS AWARE THAT THE SELLER MAY RELY ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) OR RULE 505 THEREUNDER AND AGREES THAT THE SHARES ARE NOT BEING ACQUIRED WITH A VIEW TO DISTRIBUTION. THE SHARES NOR ANY INTEREST HEREIN MAY BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT EXCEPT (1) IN THE CASE OF THE INITIAL ACQUIROR HEREOF FROM THE ISSUER, ONLY TO THE ISSUER, AND (2) IN ALL OTHER CASES, PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN NO EVENT UNDER CIRCUMSTANCES WHICH WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

         5.       Lock-Up of Shares.

                  If the Company proposes a public offering of shares, and the Company gives notice to the undersigned prior to the anticipated date of such offering, the undersigned agrees to enter into a lock-up agreement for such

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appropriate time as agreed by the Company and the undersigned and as may not affect the public offering of the Company's shares.

         6.       Indemnification.

                  The undersigned understands that the shares acquired as a result of the subscription right provided in Section 1 hereof is being offered without registration under the Act and applicable state securities laws and in reliance upon the exemption for transactions by an issuer not involving any public offering; that the availability of such exemption is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein; that the Company will rely on such representations in accepting any subscriptions for the shares and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the undersigned's subscription. The undersigned agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys' fees, sustained as a result of any misstatement or omission on the undersigned's part herein or in the Registration Statement.

         7.       Specific State Legends.

FOR RESIDENTS OF ALL STATES:

         FOR CALIFORNIA RESIDENTS ONLY: THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SECURITIES OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

         FOR FLORIDA RESIDENTS ONLY: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS CONFIDENTIAL TERM SHEET INDICATING HIS INTENTION TO WITHDRAW.

         SUCH LETTER OR TELEGRAM SHOULD BE SET AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

         FOR ILLINOIS RESIDENTS ONLY: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS BASED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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         FOR MICHIGAN RESIDENTS ONLY: THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE MICHIGAN SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

         THE COMPANY SHALL PROVIDE ALL MICHIGAN INVESTORS WITH A DETAILED WRITTEN STATEMENT OF THE APPLICATION OF THE PROCEEDS OF THE OFFERING WITHIN SIX
(6) MONTHS AFTER COMMENCEMENT OF THE OFFERING OR UPON COMPLETION, WHICHEVER OCCURS FIRST, AND WITH ANNUAL CURRENT BALANCE SHEETS AND INCOME STATEMENTS THEREAFTER.

         FOR NEW JERSEY RESIDENTS ONLY: THIS CONFIDENTIAL TERM SHEET HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         FOR NEW YORK RESIDENTS ONLY: THIS CONFIDENTIAL TERM SHEET HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         8.       No Waiver.

                  Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.

         9.       Revocation.

                  The undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth herein above, and that this Subscription Agreement shall survive the death or disability of the undersigned.

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         10.      Termination of Subscription Agreement.

                  If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

         11.      Miscellaneous.

                  (A) All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at his address set forth below, to the Company and the Placement Agent at the addresses set forth herein.

                  (B) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

                  (C) The provisions of this Subscription Agreement shall survive the execution thereof.

         12.      Certification.

                  The undersigned certifies that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete


                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement on the date his signature has been subscribed below.




                                 By: /s/ Eddie Chow
                                    -------------------------------------------
                                 Name: Mr. Eddie Chow
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------



DATE:  5th December, 2000

                                      -----------------------------------------
                                      Taxpayer I.D. Number

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                           ACCEPTANCE OF SUBSCRIPTION


         The foregoing subscription is hereby accepted this 5th day of December, 2000, for 700,000 shares.


                                    SUPPLY CHAIN SERVICES INC.



                                    By: /s/ Thomas Y.C. Chu
                                       ----------------------------------------
                                    Name: Thomas Y. C. Chu
                                    Title: President